Exhibit 12 to
                     Debtors' Joint Reorganization Plan

                             TPG Tax Agreement




                               TAX AGREEMENT


                  This TAX AGREEMENT (this "Agreement") is entered into as of January 28, 2002, by and between ZiLOG, Inc., a Delaware corporation ("ZiLOG"), and TPG Partners II, L.P., a Delaware limited partnership ("TPG"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan (as defined herein).

                                 RECITALS:

                  A. ZiLOG and ZiLOG-MOD III, Inc., a Delaware corporation and currently wholly-owned subsidiary of ZiLOG (together with ZiLOG, the "Companies"), intend to effect a restructuring through filing a joint plan of reorganization (the "Plan") with United States Bankruptcy Court for the Northern District of California. A copy of the Plan is attached hereto as Exhibit A.

                  B. As a condition for the effectiveness of the Plan, TPG Partners II, L.P. and ZiLOG are entering into this Agreement.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Worthless Tax Deduction. TPG shall not, and shall cause its Affiliates (as defined herein) not to, treat any shares of capital stock of ZiLOG held by TPG or its Affiliates as becoming worthless, for United States federal income tax or other purposes, during or for any taxable year ending on or before December 31, 2001.

                  Section 2. Returns. TPG shall, and shall cause its Affiliates, to file all Federal and state income tax returns (including information returns, such as Form 1065), in compliance with Section 1 hereof.

                  Section 3. Sale and Transfer. TPG shall not, and shall cause its Affiliates not to sell, transfer, or otherwise dispose of any shares of capital stock of ZiLOG held by TPG or its Affiliates on or prior to December 15, 2002.

                  Section 4. TPG Representations and Warranties. TPG represents and warrants to ZiLOG as follows:

                         (a) the taxable year 2001 for TPG and its
Affiliates which own ZiLOG capital stock ended on December 31, 2001;

                         (b) the taxable year 2002 for TPG and its
Affiliates will end on December 31, 2002;

                         (c) none of TPG and its Affiliates has applied for
a change in the taxable year end that would cause their taxable year 2002 to end before December 31, 2002; and

                         (d) TPG and its Affiliates have (i) beneficially
owned and have continuously beneficially owned for the three year period ending December 31, 2001, in the aggregate: (A) 242,343 shares of Series A Cumulative Preferred Stock; (B) 9,693,620 shares of Class A Non-Voting Common Stock; and (C) 26,172,770 shares of Common Stock and (ii) each have not sold, transferred or otherwise disposed of any such shares for the three-year period ending December 31, 2001, and continued to hold such shares to and including the date hereof.

                  Section 5. ZiLOG Representation and Warranty. ZiLOG represents and warrants that, as of December 31, 2001, the only shares of capital stock issued and outstanding were: (a) 250,000 shares of Series A Cumulative Preferred Stock; (b) 10,000,000 shares of Class A Non-Voting Common Stock; and (c) 32,017,222 shares of Common Stock.

                  Section 6. Covenant. TPG covenants that none of TPG nor any of its Affiliates which own ZiLOG capital stock will apply for a change in the taxable year end that would cause their taxable year 2002 to end before December 31, 2002.

                  Section 7. Termination of Agreement. TPG Partners II, L.P. may terminate this Agreement by written notice to ZiLOG:

                         (a) any time after March 31, 2002, if a plan of
reorganization, which includes (w) the provisions (the "Provisions") of paragraph 8 of the ZiLOG, Inc. Restructuring Term Sheet dated November 16, 2001, a copy of which is attached hereto as Exhibit B (the "Term Sheet"),
(x) an agreement by ZiLOG (of which agreement each TPG Related Party shall be a stated third-party beneficiary) that neither of the Companies will assert a claim for preference, fraudulent conveyance or the like against Curtis J. Crawford, or his successors or assigns, to the extent that the assertion of that claim gives rise to a claim by Mr. Crawford, or his successors or assigns, as the case may be, against any one or more of the TPG Related Parties, (y) a provision that, if Mr. Crawford, or his successors or assigns, if appropriate, offers to execute a mutual release of the type called for in the Provisions, such mutual release will include each TPG Related Party as a third-party beneficiary, and (z) payments of cash to shareholders of ZiLOG on substantially the terms outlined in the Plan (together with an appropriate disclosure statement, a plan with such terms in subsections (w) through (z) above, a "Conforming Plan"), is not filed with the United States Bankruptcy Court on or before March 31, 2002, provided that ZiLOG and the Informal Committee may agree in writing to extend such deadline for an additional thirty days;

                         (b) any time after June 9, 2002, if the effective
date under a Conforming Plan has not occurred on or before June 9, 2002; or

                         (c) at any time after the filing of a plan of
reorganization with the United States Bankruptcy Court, if either ZiLOG or more than 50% of the outstanding principal amount of Senior Notes fail to support a Conforming Plan (by voting against, or withdrawing their respective acceptance of, that plan).

                  Section 8. Definitions. For the purposes of this
Agreement:

1. "Affiliate" shall mean any corporation, general partnership, limited partnership, limited liability partnership, trust, company (including, without limitation any limited liability company or joint stock company) or other organization that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with TPG Partners II, L.P. For purposes hereof, control of any entity by any party shall be deemed to exist only if that party owns more than 50% of the voting securities or other interests of that entity or otherwise has the power to elect or appoint more than 50% of the governing body of that entity.

                         (a) "TPG Related Parties" shall have the meaning
set forth in the Mutual Release between ZiLOG, ZiLOG-MOD III, Inc. and TPG Partners II, L.P. dated the date hereof.

                  Section 9. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally, sent via overnight courier (fare prepaid), sent via facsimile, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, and delivered to a party hereto as follows (or to such other address as a party hereto shall identify to the other in a like notice):

                (a)      If to ZiLOG, at:

                         ZiLOG, Inc.
                         532 Race Street
                         San Jose, California 95126
                         Attention: General Counsel

                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         525 University Avenue, Suite 1100
                         Palo Alto, California 94301
                         Attention: Thomas J. Ivey, Esq.

                (b)      If to TPG, at:

                         Texas Pacific Group
                         301 Commerce, Suite 3300
                         Fort Worth, Texas 76102
                         Attention: Richard A. Ekleberry

                         With a copy to:

                         Piper Marbury Rudnick & Wolfe LLP
                         1251 Avenue of the Americas
                         New York, New York 1020
                         Attention: Barry Shalov

                  Section 10. Entire Agreement. This Agreement contains the entire understanding of the parties; there are no representations, covenants or undertakings other than those expressly set forth in this Agreement. Each party acknowledges that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express, implied or statutory, not contained in this Agreement concerning its subject matter, to induce them to execute this Agreement. The parties acknowledge that they have not executed this Agreement in reliance upon any such promise, representation or warranty not specifically contained in this Agreement.

                  Section 11. Binding On Successors. This Agreement and the covenants and conditions contained in it shall apply to, be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assigns, successors and agents of each of the parties.

                  Section 12. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties, and has no third party beneficiaries.

                  Section 13. Severability. The provisions of this Agreement are severable; should any provision for any reason be held to be unenforceable, the remaining provision shall nonetheless be of full force and effect.

                  Section 14. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, without reference to its internal conflicts of law.

                  Section 15. Joint Preparation. This Agreement is to be deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity in it shall not be interpreted against any of the parties, but according to the application of the rules of interpretation of contracts.

                  Section 16. Attorneys' Fees. In the event that any party hereto shall institute any action or proceeding to enforce any rights granted hereunder, the prevailing party in such action or proceeding shall be entitled, in addition to any other relief granted by the court or other applicable judicial body, to such reasonable attorneys fees as may be awarded.

                  Section 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                ZiLOG, INC.


                                By:  /s/
                                     ---------------------------------------
                                     Name:
                                     Title:



                                ZILOG-MOD III, INC.


                                By:  /s/
                                     ---------------------------------------
                                     Name:
                                     Title:



                                TPG PARTNERS II, L.P.

                                By:  TPG GENPAR II, L.P.
                                By:  TPG ADVISORS II, INC.


                                By: /s/
                                    ----------------------------------------
                                     Name:
                                     Title:



                      Signature Page For Tax Agreement